2Q2026 Earnings Presentation July 27, 2026 FirstSun Capital Bancorp NASDAQ: FSUN

FirstSun Capital Bancorp | 2 Disclaimers Forward-Looking Statements This presentation contains forward-looking information and statements by FirstSun Capital Bancorp (“FirstSun” or the “Company”) within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “project”, “intend”, “estimate”, “may”, “will”, “would”, “could”, “should”, “assume”, “assumptions”, “view”, “continue”, “opportunity”, “strategic emphasis,” “seek to,” and “outlook” or other similar expressions, and in this presentation include statements regarding our strategy, our merger with First Foundation Inc. (“First Foundation” or “FFWM”), our outlook regarding our loan portfolio, deposit mix, net interest income, noninterest income, noninterest expense, asset quality, liquidity and capital priorities, as well as statements on the slide entitled “2026 Full Year Financial Outlook,” including our full year 2026 outlook, Q4 2026 outlook, key assumptions and further expectations. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following: changes in interest rates and their related impact on macroeconomic conditions, customer behavior, our funding costs and our loan and securities portfolios; the quality or composition of our loan or investment portfolios and changes therein; failure to maintain our mortgage production flow to secondary markets; the sufficiency of liquidity and changes in our capital position; the inability of our infrastructure initiatives to reduce expenses; increased deposit volatility; potential regulatory developments; U.S. and global trade policies and tensions, including change in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom; ongoing geopolitical conflicts, including hostilities involving Iran and the Middle East, which may contribute to volatility in energy prices, inflation, financial markets, cybersecurity threats, and broader macroeconomic conditions, any of which could adversely affect our borrowers, deposit base, liquidity, capital and results of operation; the possibility that the anticipated benefits of the First Foundation merger, including anticipated cost savings and strategic gains, are not realized when expected or at all; the integration of the businesses and operations of FirstSun and First Foundation may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to the combined company’s business; the diversion of management’s attention from ongoing business operations and opportunities due to the First Foundation merger; other factors, many of which are beyond our control. We caution readers that the foregoing list of factors is not exclusive, is not necessarily in order of importance and readers should not place undue reliance on any forward-looking statements. Additional information concerning additional factors that could materially affect the forward-looking statements in this presentation can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in FirstSun’s Annual Report on Form 10-K for the year ended December 31, 2025 and other documents subsequently filed by FirstSun with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made and we do not intend to and disclaim any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. 2026 Full Year and Q4 2026 Outlook and 2027 Further Expectations - Basis and Limitations Our 2026 Full Year and Q4 2026 Financial Outlook and 2027 Further Expectations reflect management’s current expectations regarding certain financial and operating metrics and related key assumptions and further expectations as of July 27, 2026. Unless otherwise noted, outlook metrics represent full-year expectations and includes nine months impact of the First Foundation merger that closed on April 1, 2026. The outlook includes preliminary estimates of acquisition-related purchase accounting adjustments with respect to the First Foundation merger, which are subject to change. The outlook and further expectations are provided for convenience and should not be regarded as a guarantee of future results. Actual results, conditions or outcomes may differ materially. See “Forward-Looking Statements” in the above heading. We undertake no obligation to update or affirm the outlook or further expectations, except as required by law. Forward-looking non-GAAP measures appearing in the 2026 Full Year and Q4 2026 Financial Outlook should be read together with “Use of Non-GAAP Measures.”

FirstSun Capital Bancorp | 3 Disclaimers (cont’d) Use of Non-GAAP Measures This presentation includes certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include certain operating performance measures that exclude merger-related and other charges that are not considered part of the Company’s recurring operations. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of the Company’s ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The Company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. The Company’s management believes investors may find these non-GAAP financial measures useful and that these non-GAAP financial measures provide useful supplemental information for evaluating the Company’s performance trends. Further, the Company’s management uses these measures in managing and evaluating the Company’s business and intends to refer to them in discussions about the Company’s operations and performance. These non-GAAP financial measures, however, should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies These measures should be viewed in addition to, and not as an alternative to, or substitute for, measures that are determined in accordance with GAAP. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in the Appendix to this presentation. Deposits Classification Previously, deposit amounts related to certain NOW accounts with limited monthly transaction activity were able to be reclassified to money market accounts to reduce reserve requirements at the Federal Reserve. As there is no longer any impact to reserve requirements across different deposit products, we have discontinued this product reclassification practice and have revised the presentation of those deposits to conform to the current presentation for periods prior to March 31, 2026. Market, Industry and Statistical Data Certain market and industry data used in this presentation are based on third-party sources, publicly available information and internal estimates. We believe such information to be reliable, but we have not independently verified it and make no representation as to its accuracy or completeness.

FirstSun Capital Bancorp | 4 Corporate Profile1 Operating in six of the Top 10 Fastest Growing MSAs2 # 1 Austin, TX 2 Dallas, TX 3 Orlando, FL 4 Charlotte, NC 5 Houston, TX 6 Tampa, FL 7 Nashville, TN 8 San Antonio, TX 9 Phoenix, AZ 10 Atlanta, GA With a Presence in seven of the 10 Largest MSAs in the Southwest & Western US3 # 1 Southern CA4 2 Dallas, TX 3 Houston, TX 4 Phoenix, AZ 5 Ontario, CA 6 San Francisco, CA 7 Seattle, WA 8 Minneapolis, MN 9 San Diego, CA 10 Denver, CO 1,630 Full-Time Employees 99 Full Service Branches 44 States with Mortgage Capabilities Headquarters: FirstSun: Denver, CO Sunflower Bank: Dallas, TX Key Facts and Statistics $1.7B $38.78 1.10x $35.16 12.63x Market Cap Price per Share Price / TBV5 TBV per Share5 Price / LTM Adjusted Diluted EPS5 KBRA Ratings5 FirstSun Capital Bancorp Sunflower Bank, N.A. Senior Unsecured Debt = BBB Deposit = BBB+ Subordinated Debt = BBB- Senior Unsecured Debt = BBB+ Short-Term Debt = K3 Short-Term Deposit = K2 Short-Term Debt = K2 Source: S&P Global Market Intelligence, Company documents. 1 As of June 30, 2026. 2MSAs with leading household income and growth with a population currently over 2 million. 3Defined as states west of the Mississippi River. 4The MSA of Southern California includes Los Angeles, Long Beach, and Anaheim; excludes San Diego and Ontario, CA. 5As of Oct 31, 2025. 6Represents a non-GAAP financial measure. See Appendix for Non-GAAP Reconciliation. $15.7B Total Assets $13.4B Total Deposits $11.6B Loans HFI Franchise Footprint Key Facts and Statistics $1.7B $38.78 1.10x $35.16 9.19x Market Cap Price per Share Price / TBV5 TBV per Share5 Market Cap / LTM Adjusted PTPP Net Income5 Key Facts and Statistics $1.7B $38.78 1.10x $35.16 6.10x Market Cap Price per Share Price / TBV6 TBV per Share6 Market Cap / Q2 Annualized Adjusted PTPP Net Income6

FirstSun Capital Bancorp | 5 Investment Thesis — Focused Strategy Mix of community and high growth metro markets with emphasis on Southwest and Western US C&I business focus with a disciplined and careful CRE exposure to core customers in our geography Vertical lending expertise provides true alternative to larger banks Core deposit funded franchise Consistently strong financial service income Tenured management team

Unique High Growth Franchise

Universe Size	Strong Service Fee Revenue	Lending Focus	Growth	Attractive Footprint[3]	FirstSun Capital Bancorp
~ 50 Banks Banks with Total Assets $10B - $30B	MRQ Service Fee Revenue / Rev. > 20%	Specialized C&I Lending[1]	Loan Growth[2] > 10%	1 Bank With scale in six of the top 10 fastest growing MSAs	Attractive core deposit funded franchise with proven ability to deliver strong organic growth
	Durable & Growing Earnings	*Differentiated Platform*	*Strong Growth Momentum*	*Strategic Focus in Key US Markets*	**SCARCITY VALUE**

Source: S&P Global Market Intelligence; Financial data as of most recent quarter available.
[1]Specialized C&I lending defined as C&I concentration of 25% or greater of total loan portfolio.
[2]Loan Growth represents CAGR calculated from December 31, 2018 to June 30, 2026.
[3]MSAs with leading household income and growth with a population currently over 2 million.

FirstSun Capital Bancorp | 6

Second Quarter 2026 Results

FirstSun Capital BANCORP

Net Income	
$(22.9) million	$21.0 million
Reported	Adjusted[1]

Diluted EPS	
$(0.49)	$0.45
Reported	Adjusted[1]

ROAA	
(0.54)%	0.50%
Reported	Adjusted[1]

PTPP ROAA[1]	
0.29%	1.65%
Reported[1]	Adjusted[1]

ROATE[1]	
(4.69)%	5.86%
Reported[1]	Adjusted[1]

Net Interest Margin
3.58%

Annualized EOP Loan Growth[2]	
267.5%	(6.0)%
Reported	Adjusted[1]

Annualized EOP Deposit Growth	
358.3%	4.8%
Reported	Adjusted[1]

Net Charge-Offs to Average Loans[2]
1.45%

Noninterest Income to Total Revenue[3]
22.2%

2026 Q2 Highlights

- Completed merger with First Foundation, Inc. on April 1, 2026, acquiring $6.0B of loans, net, $11.2B of total assets, and $8.8B of total deposits, net of purchase accounting adjustments
- Completed balance sheet repositioning strategy following First Foundation acquisition totaling:
  - Asset downsizing
    - $1.4B of Securities
    - $1.3B of Loans
    - $1.2B of Cash
  - Liability downsizing
    - $2.5B of Brokered & High Rate Deposits
    - $1.4B of Borrowings
- Loan to deposit ratio of 86.2% at June 30, 2026
- Wholesale funding ratio of 6.8% at June 30, 2026
- Noninterest income to total revenue[3] of 22.2% at June 30, 2026
- Efficiency ratio of 93.25%; adjusted efficiency ratio[1] of 61.99%

[1]Represents a non-GAAP financial measure. See Appendix for Non-GAAP Reconciliation.
[2]Represents loans held-for-investment.
[3]Total revenue is net interest income plus noninterest income.

FirstSun Capital Bancorp | 7

FirstSun Capital Bancorp | 8 Efficiency Ratio 84.00% 63.52% Reported Adjusted1 Year-to-Date 2026 Results Net Income $(1.3) million $44.7 million Reported Adjusted1 Diluted EPS $(0.03) $1.20 Reported Adjusted1 PTPP ROAA1 0.75% 1.70% Reported1 Adjusted1 Net Charge-Offs to Average Loans2 1.15% ROAA (0.02)% 0.71% Reported Adjusted1 Noninterest Income to Total Revenue3 23.2% ROATE1 0.36% 7.12% Reported1 Adjusted1 CET1 11.95% Net Interest Margin 3.80% 1Represents a non-GAAP financial measure. See Appendix for Non-GAAP Reconciliation. 2Represents loans held-for-investment 3Total revenue is net interest income plus noninterest income. Annualized EOP Deposit Growth 179.1% 3.6% Reported Adjusted1 • Total revenue3 of $294.1 million, a 45.8% increase over YTD Q2 2025 • NIM of 3.80%, down 27 basis points from YTD Q2 2025 • Noninterest income to total revenue3 of 23.2%, down 1.0% from YTD Q2 2025 • Efficiency ratio of 84.00%; adjusted efficiency ratio1 of 63.52% • Loan to deposit ratio of 86.2% at June 30, 2026 • Wholesale funding ratio of 6.8% at June 30, 2026Annualized EOP Loan Growth2 147.9% 9.7% Reported Adjusted1 2026 YTD Highlights

FirstSun Capital Bancorp | 9 Repositioning Success Liabilities / Funding Paid Down Earning Assets Liquidated / Downsized Brokered Deposits Multifamily / NOO CRE Loans Higher-Rate / Non-Relationship Deposits Long-Term Public Finance Loans Securities and excess Cash FHLB Borrowings Shared National Credits $5.0 Billion1 First Foundation Liabilities Paid Down $5.0 Billion1 First Foundation Assets Liquidated / Downsized Risk Identification Credit • SNC's are non-relationship and FFWM NDFI loans at 11% of FFWM overall portfolio is above FSUN desired risk threshold • Retention of work-force housing multi-family • Substantial risk reduction via loan sales • Relationship focus Interest Rate Risk + Sensitivity • FFWM standalone is liability sensitive • Risk to rising rates given A/L mix and structures • Long duration in certain loan book elements • Significant reduction in sensitive / short duration funding • Significant reduction in long term fixed rate loans Balance Sheet Liquidity • High levels of wholesale funding • Elevated loan/deposit ratio • Improved wholesale funding ratio • Improved loan/deposit ratio üü ü ü ü ü Repositioning ImpactKey Risk Element 1 From date of acquisition announcement

First Foundation Acquisition - Combined Company Overview

FirstSun Capital BANCORP

	Estimated at Merger Announcement[1]	At June 30, 2026	Goals Achieved
Balance Sheet and Capital			
Assets	$16.5B	$15.7B	✓
Loans (Ex. HFS)	$12.0B	$11.6B	✓
Deposits	$14.2B	$13.4B	✓
Tangible Common Equity	$1.6B	$1.6B	✓
Loans / Deposits (Ex. HFS)	85.0%	86.2%	✓
Wholesale Funding Ratio	9.8%	6.8%	✓
TCE / TA	9.6%	10.6%	✓
TBV / Share	$33.27	$35.16	✓
CET1 Ratio	10.5%	12.0%	✓
Reg CRE[3] / TRBC	238%	220%	✓

Highlights[2]

- Strategically attractive acquisition
  - Increased scale, highly attractive So Cal geography, meaningful cost saves, strong noninterest revenue business
- Total transaction value of $703.6M at closing
- Acquisition-related goodwill and intangibles of $99M, CDI at 1.7% at closing
- Merger and integration expenses expected to be ~6% less than estimates at merger announcement
- TBV dilution expected to be 10%, down from 14% at announcement: lower merger related expenses and lesser combined fair value adjustments, net of tax impacts, drove improvement
- Significant improvement in acquired liquidity, interest rate risk and credit profile:
  - $5.0B total asset and high-cost funding downsizing to First Foundation balance sheet from date of acquisition announcement
  - Selective hedging for NII sensitivity
  - Regulatory CRE[3] mix reduced to 220%
- Core system conversion scheduled for September 19th

[1] Reflects estimate of pro forma combined company at closing, and assumes the impact net of purchase accounting adjustments and balance sheet repositioning, as estimated at merger announcement on October 27, 2025.
[2] The First Foundation acquisition closed on April 1, 2026 and all purchase accounting adjustments are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed.
[3] Regulatory CRE consists of commercial and residential construction, multifamily and non-owner occupied CRE.

FirstSun Capital Bancorp | 10

FirstSun Capital Bancorp | 11 Increased Franchise Scale Loans $6,940 $11,568 FirstSun First Foundation Q1 2026 Q2 2026 $— $5,000 $10,000 $15,000 Securities $492 $1,941 FirstSun First Foundation Q1 2026 Q2 2026 $— $1,000 $2,000 $3,000 Deposits $7,088 $13,418 FirstSun First Foundation Q1 2026 Q2 2026 $— $5,000 $10,000 $15,000 AUM / AUA $1,485 $7,922 FirstSun First Foundation Q1 2026 Q2 2026 $— $5,000 $10,000 Assets $8,565 $15,718 FirstSun First Foundation Q1 2026 Q2 2026 $— $10,000 $20,000 First Foundation Contributions ~ 50,000 ~ 10,000 ~ 1,300 29 Consumer Deposit Accounts Commercial Business Deposit Accounts Wealth Management Relationships Branches Southern California Branch Footprint: 17 Branches LA + Orange Counties combined have a GDP larger than 46 U.S. States Southern California is the second largest deposit market and largest C&I market in the U.S. ($ in millions) ($ in millions) ($ in millions) ($ in millions)

FirstSun Capital Bancorp | 12 ($ in millions) Estimated at Merger Announcement At Closing1 (A) Consideration to First Foundation (FFWM) $ 785 $ 704 FFWM Standalone Tangible Equity at Close 920 903 (+) Pre-Tax Fair Value Adjustments Loans Non-Credit Mark (425) (417) Loans Credit Mark (10) (16) Securities Mark (50) (63) Premises & Equipment 11 8 Time Deposits, Borrowings, and Other (43) (30) (+) Pre-Tax Fair Value Adjustments (517) (518) (+) Net Deferred Tax Asset / (Liability) 119 134 (+) Reversal of Valuation Allowance on FFWM DTA 85 109 (B) Adjusted FFWM Standalone Tangible Equity at Close $ 606 $ 628 Excess Over Adjusted Tangible Book Value (A-B) $ 179 $ 76 (-) Core Deposit Intangible (CDI) Created 54 64 (-) Wealth Business Deposit Intangible Created 26 26 (+) Net Deferred Tax Asset / (Liability) (19) (23) Goodwill Created $ 116 $ 9 Purchase Accounting and Repositioning Update Balance Sheet Repositioning2 ($ in millions) Targeted at Merger Announcement Completed by FFWM through March 31, 2026 Completed in Q2 2026 Total Assets: A + B = C Loans: Shared National Credit $ 650 $ 660 $ 96 $ 756 Multifamily 1,185 350 901 1,251 Public Finance 470 10 337 347 Total loans 2,305 1,020 1,334 2,354 Securities 500 — 1,402 1,402 Cash 600 — 1,212 1,212 Subtotal $ 3,405 $ 1,020 $ 3,948 $ 4,968 Liabilities: Deposits $ 2,005 $ 1,020 $ 2,525 $ 3,545 Borrowings 1,400 — 1,423 1,423 Subtotal $ 3,405 $ 1,020 $ 3,948 $ 4,968 Purchase Accounting Snapshot ($ in millions) At Announcement Closing Total Net of Repositioning Total Net of Repositioning Net Fair Value Premiums / (Discounts) Loans Non-Credit Mark $ (425) $ (287) $ (417) $ (310) Loans Credit Mark (10) (10) (16) (16) HTM Securities Mark (50) (23) (63) (53) Premises & Equipment 11 11 8 8 Time Deposits, Borrowings, and Other (43) (14) (34) (10) Deferred Tax Assets, net 185 185 224 224 Total Net Fair Value Discount $ (332) $ (138) $ (298) $ (157) Intangibles Goodwill $ 116 $ 116 $ 9 $ 9 Core Deposits 54 54 62 62 Wealth Customer Relationship 26 26 26 26 Total Intangibles $ 196 $ 196 $ 97 $ 97 * Amounts may not total due to rounding. 1 The First Foundation acquisition closed on April 1, 2026 and all purchase accounting adjustments are preliminary and subject to change until the measurement period is closed. 2 Repositioning consists of the sale, securitization, or run-off of select FFWM loans and securities and using the proceeds from such sales and paydowns and other available cash to reduce higher cost funding sources.

FirstSun Capital Bancorp | 13 Loan Portfolio Trends Portfolio Composition 30.9% 8.2% 10.3% 24.5% 16.5% 8.3% 1.3% Commercial and Industrial Commercial Real Estate: Owner Occupied Commercial Real Estate: Non-Owner Occupied Multifamily, Construction, and Land Residential Real Estate Public Finance Consumer and Other $ in m ill io ns Originations, Paydowns & Payoffs Loan Originations Loan Paydowns and Payoffs Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $200 $300 $400 $500 $600 Average Total Loans and Yield $6,620 $6,667 $6,825 $6,857 $12,694 6.43% 6.49% 6.37% 6.36% 6.16% 6.75% 6.78% 6.82% 6.72% 6.76% Average Loans HFI + HFS Loan Yield Loan Yield on New Originations Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 1 Excluding loans downsized as part of balance sheet repositioning strategy. 2 Reflected net of purchase accounting adjustments, which are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed. ($ in millions) • Strategic emphasis on C&I lending • Seek to maintain variable vs fixed portfolio mix. At June 30, 2026: ◦ ~ 70% variable (~ 58% repricing w/in 1 year): ▪ ~ 37% reprices monthly (< 30 days) ▪ ~ 21% reprices w/in months 2-12 • 4% decrease in line utilization over Q1 • Office CRE composition 2% of loans: NOO of $115.7 million; OO of $148.6 million at June 30, 2026 ◦ Not central business district properties • Loans to nondepository financial institutions are included within C&I and comprise less than 6% of loans at June 30, 2026: 98% pass graded Strategy and Q2 Highlights Q2 2026 Loan Balance Activity (in millions) Q1 2026 Ending Balance $ 6,940 First Foundation acquired loans2 as of 4/1/26 6,068 Loan downsizing2 (1,334) Adjusted loan growth (106) Q2 2026 Ending Balances $ 11,568 QoQ Change $ 4,628 1

Deposit Trends

Average Deposit Composition

($ in millions)



Q2 2026
18.1%
19.9%
16.8%
23.6%
8.3%
13.3%
$14,474
Q1 2026
23.1%
21.7%
5.4%
32.6%
12.2%
5.0%
$7,030
Q4 2025
24.0%
20.7%
5.4%
31.8%
12.6%
5.5%
$7,075
Q3 2025
23.2%
20.3%
5.6%
31.2%
13.6%
6.1%
$7,080
Q2 2025
22.8%
21.9%
5.8%
27.8%
15.3%
6.4%
$6,945
Noninterest-bearing
Money market
Interest-bearing demand and NOW
CDs
Savings
Wholesale

Strategy and Q2 Highlights

- Strategic emphasis on high quality diverse relationship-based core deposits to drive organic balance sheet growth
- Wholesale funding ratio of 6.8% at June 30, 2026
- Continued mix shift
  - Average money market, inclusive of wholesale deposits, decreased to 25.0% from 32.6% at Q1
  - Average CDs, inclusive of wholesale deposits, increased to 19.3% from 17.2% at Q1
- Commercial business deposits represented 41% of total deposits and represented 63% of non-interest bearing deposits at June 30, 2026

Cost of Deposits

Beta - Current Cycle (pre-acquisition) = 39%[1]

Beta - Current Cycle (post-acquisition) = 26%[2]



2.78%
2.81%
2.60%
2.46%
2.77%
2.15%
2.16%
1.98%
1.89%
2.27%
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Int-bearing deposits
Total Deposits

Loan to Deposit Ratio



91.6%
94.0%
93.9%
97.9%
86.2%
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026

Q2 2026 Deposit Balance Activity *(in millions)*		
Q1 2026 Ending Balance	**$**	**7,088**
First Foundation acquired deposits[3] as of 4/1/26		8,772
Deposit downsizing		(2,525)
Adjusted deposit growth		84
Q2 2026 Ending Balances	**$**	**13,418**
QoQ Change	$	6,330

[1] *Change in cost of interest bearing deposits from Q3 2024 to Q1 2026, divided by the cumulative rate cut of 1.75% since the beginning of the current rate-cutting cycle.*
[2] *Change in cost of interest bearing deposits from Q3 2024 to Q2 2026, divided by the cumulative rate cut of 1.75% since the beginning of the current rate-cutting cycle.*
[3] *Reflected net of purchase accounting adjustments, which are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed.*

FirstSun Capital Bancorp | 14

FirstSun Capital Bancorp | 15 NIM Bridge 4.25% (1.25)% 0.68% (0.10)% 3.58% Q1 2026 First Foundation Impact Purchase Accounting Adjustments Impact Legacy FirstSun Impact Q2 2026 Loan Yield, NIM, Cost of Funds 6.43% 6.49% 6.37% 6.36% 6.16% 4.07% 4.07% 4.18% 4.25% 3.58% 2.19% 2.22% 2.00% 1.91% 2.34% Loan Yield NIM Cost of Funds Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Net Interest Income $78,499 $80,953 $83,461 $82,779 $143,195 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Loan Repricing Mix 29% 60% 8% 3% Fixed SOFR Prime Other Net Interest Income & Net Interest Margin Trends ($ in thousands) Strategy and Q2 Highlights 1Includes loans held-for-investment, including nonaccrual loans, and loans held-for-sale. 2As of June 30, 2026. 3The First Foundation acquisition closed on April 1, 2026 and all purchase accounting adjustments are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed. 4Components of the NIM bridge reflect the changes relative to average total earning assets at each respective period. 4 1 Net Interest Income $78,499 $80,953 $83,461 $82,779 $143,195 NII Net discount accretion Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $— $75,000 $150,000 • Investment securities yield improved from prior quarter by 150 bps to 4.80% • Weighted average coupon on loans sold in Q2 2026 downsizing of 3.94% • Weighted average yield on deposits exited in Q2 2026 downsizing of 4.08% Net Fair Value Marks Impacting NII ($ in millions)3 April 1, 2026 purchase accounting discount, net $ 334 Net accretion income in Q2 27 June 30, 2026 purchase accounting discount, net $ 307 Impact to NIM in Q2 0.68% 2 NIM Bridge 4.25% (0.64)% 0.43% (0.46)% 3.58% Q1 2026 Loans Investment Securities and IB Cash IB Liabilities Q2 2026

Market Risk - NII and EVE Sensitivity[1]

Net Interest Income



5.0%
2.5%
—%
(2.5)%
(5.0)%
(7.5)%
DN 200
DN 100
Base
UP 100
UP 200
Change in Interest Rates (basis points)
% Change in Net Interest Income

Economic Value of Equity



5.0%
2.5%
—%
(2.5)%
(5.0)%
(7.5)%
DN 200
DN 100
Base
UP 100
UP 200
Change in Interest Rates (basis points)
% Change in Economic Value of Equity

Strategy

- Slightly neutral to asset sensitive
- Flexible Balance Sheet
- We believe we are well positioned for changing interest rates

[1] *As of June 30, 2026. The effect on net interest income and economic value of equity over a 12-month time horizon due to hypothetical changes in market interest rates is presented in the charts above. In this interest rate shock simulation, as of the periods presented, interest rates have been adjusted by instantaneous parallel changes rather than in a ramp simulation, which applies interest rate changes over time. All rates, short-term and long-term, are changed by the same amount (e.g., plus or minus 100 basis points) resulting in the shape of the yield curve remaining unchanged. Simulation results are not intended to forecast actual results due to the effect of changes in interest rates.*

FirstSun Capital Bancorp | 16

FirstSun Capital Bancorp | 17 Noninterest Income Trends Noninterest Income Composition $40,948 $27,175 $26,744 $26,333 $27,073 $15,958 $14,315 $12,102 $12,641 $13,274 $5,067 $4,613 $4,544 $4,402 $4,333 $2,952 $2,713 $2,744 $2,671 $2,728 $2,292 $2,096 $2,116 $2,162 $2,016 $9,413 $1,489 $1,515 $1,536 $1,473 $5,266 $1,949 $3,723 $2,921 $3,249 Mortgage Banking Services Treasury Management Service Fees Credit and Debit Card Fees Deposit Account Service Fees Trust and Investment Advisory Fees Other Q2 2026 Q1 2026 Q4 2025 Q3 2025 Q2 2025 ($ in thousands) Strategy and Q2 Highlights 1 At 2Q2026 2 Total revenue is net interest income plus noninterest income. • Strategic emphasis on diversified revenue mix, targeting > 20% noninterest income / total revenue • 44% annualized growth in Mortgage Banking Services revenue over Q1 • Continued strong growth in Treasury Management Service Fees, up 39%, annualized over Q1 • Deferred compensation plan assets FV increased by $1.5M from Q1 Noninterest Income Mix Deposit Account Service Fees 6% Treasury Management Service Fees 12% Credit and Debit Card Fees 7% Trust and Investment Advisory Fees 23% Mortgage Banking Services 39% Other 13% 1 Noninterest Income to Total Revenue2 Q2 2026 22.2 % Q1 2026 24.7 % Q4 2025 24.3 % Q3 2025 24.5 % Q2 2025 25.6%

FirstSun Capital Bancorp | 18 Noninterest Income Trends (cont’d) Q2 Highlights 1Total revenue is net interest income plus noninterest income. • Mortgage ◦ Mortgage banking services income comprised 39.0% of noninterest income ◦ Driven by expanded mortgage gain on sale margin, inclusive of capitalized servicing rights, and slower runoff in servicing rights portfolio in Q2 • Wealth and Trust ◦ Trust and investment advisory services income comprised 23% of noninterest income ◦ First Foundation Advisors, acquired in the acquisition of First Foundation, saw AUM performance gains of $392.0 million during Q2 Mortgage Banking Services Composition 15.3% 12.0% 7.9% 7.0% 17.1% 35.0% 37.4% 39.6% 34.7% 31.3% 49.7% 50.6% 52.5% 58.3% 51.6% 12.6% 11.8% 11.0% 13.0% 8.7% MSR, net Mortgage servicing revenue Origination revenue Percent of total revenue Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 —% 100.0% Mortgage Originations 2.88% 3.04% 2.79% 2.85% 3.17% Total Secondary Gain on sale margin Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $—M $150M $300M $450M $600M Wealth & Trust AUM / AUA $1,477 $1,496 $1,442 $1,485 $7,922 1.4% 1.4% 1.4% 1.4% 5.1% AUM / AUA Percent of total revenue Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 ($ in millions)

Noninterest Expense Trends



Noninterest Expense Composition
($ in thousands)
Salary and Employee Benefits
Occupancy, Equipment and Software
Customer service costs
Amortization of Intangible Assets
Other Noninterest Expenses
Merger Related Expenses
Q2 2026
$68,744
$15,504
$4,237
$22,926
$57,559
$171,712
Q1 2026
$47,356
$10,006
$14,791
$75,341
Q4 2025
$43,520
$9,576
$16,100
$72,041
Q3 2025
$44,822
$9,591
$13,669
$68,901
Q2 2025
$43,921
$9,541
$13,785
$68,110



Efficiency Ratio
64.52%
64.25%
64.22%
64.00%
65.37%
63.36%
68.52%
66.08%
93.25%
61.99%
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Adjusted Efficiency Ratio1
Efficiency Ratio

Strategy and Q2 Highlights

- Expect to continue investment in building out our franchise organically (sales force & infrastructure):
  - Continued investment in growth markets
- Merger related expenses increased $54.9 million from Q1 attributable to closing the acquisition on 4/1 and incurring related expenses
- Salary and Employee Benefits increased $21.4 million from Q1 primarily due to increased headcount related to the acquisition, and Other Noninterest Expense increased $8.1 million from Q1, primarily due to higher data processing and FDIC insurance expenses related to our increased scale following the acquisition
- Cost saves trending above expectations with approximately 65% of the total announced savings achieved through 2Q

[1]Represents a non-GAAP financial measure. See Appendix for Non-GAAP Reconciliation.

FirstSun Capital Bancorp | 19

FirstSun Capital Bancorp | 20 Asset Quality Trends Net Charge-Offs $13,547 $9,053 $5,024 $10,561 $42,404 Commercial and Industrial Public Finance Commercial Real Estate, Residential Real Estate, Consumer and Other Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $— $10,000 $20,000 $30,000 $40,000 Allowance for Credit Losses $82,993 $84,040 $85,016 $82,955 $173,551 1.28% 1.26% 1.27% 1.20% 1.50% ACL ACL to Loans Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 ($ in thousands) ($ in thousands)($ in thousands) • ACL increase from Q1 is primarily the result of the level of reserve assessment for the acquired First Foundation portfolio ($80.0 million or 1.72%) and an increase in reserve assessment, including specific reserves, for the legacy Sunflower portfolio • Provision for credit losses and net charge-offs increased in Q2 over Q1 due to write-downs related to two C&I loans. One of those loans involves a materials distributor that we believe made fraudulent misrepresentations about its accounts receivable, collateral and historical financial statements and resulted in an approximate $22.0 million charge-off, or an annualized net charge-off of 0.75%. Strategy and Q2 Highlights Nonperforming Loans $54,841 $69,641 $60,771 $59,656 $190,115 0.84% 1.04% 0.91% 0.86% 1.64% Commercial and Industrial Residential Real Estate Commercial Real Estate Public Finance Consumer and Other Nonperforming Loans to Loans Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $— $100,000 $200,000

FirstSun Capital Bancorp | 21 Asset Quality Trends (cont’d) ($ in thousands) ($ in thousands) ACL & NCO %s 1.12% 1.28% 1.38% 1.27% 1.50% (0.01)% 0.13% 0.32% 0.43% 1.15% 0.28% ACL to Loans Net Charge-Off (Recoveries) % Trailing 5 Year NCO % 2022 2023 2024 2025 2026 YTD Provision for Credit Losses & Net Charge-Offs (Recoveries) $18,050 $18,247 $27,550 $24,600 $48,650 $(320) $7,810 $20,377 $28,255 $52,965 Provision for Credit Losses Net Charge-Offs (Recoveries) 2022 2023 2024 2025 2026 YTD Nonperforming Loans $29,067 $63,143 $69,050 $60,771 $190,115 0.49% 1.01% 1.08% 0.91% 1.64% Commercial and Industrial Residential Real Estate Commercial Real Estate Public Finance Consumer and Other Nonperforming Loans to Loans 2022 2023 2024 2025 2026 $— $50,000 $100,000 $150,000 $200,000 Credit Risk-Adjusted Returns NIM NCO Earning Assets Adj.2 Credit Adjusted NIM1 1 Year Average 4.02% (0.73)% 0.15% 3.44% 3 Year Average 4.06% (0.46)% 0.08% 3.68% 5 Year Average 3.93% (0.28)% 0.05% 3.70% 1Represents a non-GAAP financial measure. See Appendix for Non-GAAP Reconciliation. Credit adjusted NIM is defined as net interest margin less net charge-offs over average earning assets. 2Reflects impact from use of average earning assets to align denominator for both NIM and NCO calculations.

FirstSun Capital Bancorp | 22 Capital and Liquidity Total Capital Ratio 15.94% 15.81% 15.73% 15.29% 14.13% 11.0% Total Capital Ratio Capital Operating Threshold Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Common Equity Tier 1 Capital Ratio 13.78% 13.79% 14.12% 13.77% 11.95% 8.0% CET1 Capital Operating Threshold Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Liquidity Ratios TCE / TA, + Net Unrealized Losses on HTM Securities, Net of Tax Wholesale Deposits and Borrowings to Total Liabilities AOCI + HTM Unrealized Loss, Net of Tax / Total Equity Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 3.00% 6.00% 9.00% 12.00% 15.00% • Liquidity & IRR ◦ Seek to maintain historical solid liquidity positioning across multiple sources ◦ Seek to maintain balance sheet strength with relative neutrality objective to downward/upward rates (-/+ 100bps) • Capital Priorities ◦ Support organic growth through earnings ◦ Share repurchases ▪ In July 2026, Board authorized $150M Share Repurchase Program ◦ 11% CET 1 operating target • Wholesale funding reliance of 6.8% • Cash to total assets of 6.2% • AOCI & HTM unrealized loss, net of tax to total equity of 1.8% Strategy and Q2 Highlights $6.7B Immediate Borrowing Availability 1Represents a non-GAAP financial measure. See Appendix for Non-GAAP Reconciliation. 1

Consistent Long-Term Strategy

FirstSun Capital BANCORP

1	2	3	4	5
Southwest and Western Growth Market Emphasis	**C&I Focused Commercial Bank**	**High Service Fee to Revenue Mix**	**Core Deposit Franchise**	**Operating Strategy**
Focused on Organic Loan and Deposit Growth in Targeted Markets Operating in six of 10 Fastest Growing MSAs[1] in US Robust Mix of Customer Relationships across Urban and Rural Communities	Relationship Driven C&I Banking with Attractive Specialty Verticals Expansive Treasury Management Services Multi Family Based CRE Concentration	Revenue Diversification Emphasis Multiple Profitable Service Fee Income Lines of Business Best in Class Revenue Mix	High Quality, Attractive Long-Term Beta, Low Cost Deposits Balanced Geographic Distribution Across Deposit Rich Markets in the Southwest and Western US and Florida Advantageous Funding	Solid Core Earnings Progression Sound Risk and Compliance Programs Unique Organic Growth Opportunity with Low Market Share in Higher Growth Attractive Markets

[1]Defined as MSAs with population over 2 million.

FirstSun Capital Bancorp | 23

2026 Full Year Financial Outlook[1]

Inclusive of First Foundation beginning April 1st

FirstSun Capital BANCORP

Business Driver	Full Year 2026 Outlook	Q4 2026 Outlook
Loans	Low single digit growth compared to 2Q period end balance	Low single digit growth
Deposits	Low single digit growth compared to 2Q period end balance	Low single digit growth
Investments	Low single digit growth compared to 2Q period end balance	Stable
Net Interest Margin (%)	Low-3.80s	Mid-3.80s
Noninterest Income to Total Revenue (%)[2]	Low-20s	Low-20s
Adjusted Efficiency Ratio (%)[3]	Mid- to Low-60s	Low-60s
Credit Outlook	Net Charge-Offs to Avg Loans: High 50s range in bps ACL to Loans:Mid-140s to 150 in bps	Net Charge-Offs to Avg Loans: Low 20s range in bps ACL to Loans:Mid-140s in bps

Key Assumptions and Further Expectations

Key Assumptions:

- The outlook includes acquisition-related purchase accounting adjustments with respect to the First Foundation acquisition, which are subject to change
- Net loan growth inclusive of up to an estimated $100M and $285M in Multifamily loan re-pricing runoff in 2H 2026 and 2027, respectively
- Contractual estimated pre-tax net accretion of $70-$75M for full year of 2026 and $85-90M for 2027
- Share repurchases of an aggregate of approximately $150M expected to occur over the next four quarters
- CET 1 ratio expected to be in the 11.75-12% range
- Loan to deposit ratio in the mid to high 80s range
- Macro rates remain stable

Further Expectations:

- 2027 loan and deposit growth expected to be in the mid single digits.
- Expect further NIM improvement into 1Q 2027, moving into the high 3.80s range
- Expect further realization of acquisition-related cost savings through 2H 2026 to result in efficiency ratio in 1Q 2027 in high-50s to low-60s range

[1]Our 2026 Full Year Financial Outlook, Q4 2026 Outlook, and 2027 expectations, key assumptions and further expectations contain forward-looking statements. See "Disclaimers" beginning on slide 2. 2026/2027 expectations assume no material changes to current regional, national and international macroeconomic environment.

[2] Total revenue is net interest income plus noninterest income.

[3]Adjusted efficiency ratio is a forward-looking non-GAAP financial measure that exclude merger related expenses. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. The unavailable information could be material to future GAAP results, and we cannot quantify its probable significance because such items are inherently uncertain and depend on future events.

FirstSun Capital Bancorp | 24

FirstSun Capital Bancorp | 25 Appendix

FirstSun Capital Bancorp | 26 C&I Portfolio by Industry Industry1, 2 ($ in millions) Balance Q2 2026 Change from Q1 2026 Average Loan Size Finance and Insurance $820.0 61.5% $6.9 Information (Technology, Media and Telecommunications) 356.0 (5.7)% 4.2 Manufacturing 346.0 22.8% 2.4 Healthcare 286.7 (11.2)% 0.6 Professional, Scientific, and Technical Services 238.6 6.7% 1.8 Other Services3 230.2 16.1% 1.3 Construction 227.7 8.6% 1.1 Wholesale Trade 212.3 (12.1)% 3.2 Real Estate and Rental and Leasing 193.6 (31.5)% 2.5 Transportation and Warehousing 164.6 9.9% 2.0 Retail Trade 127.5 5.7% 2.4 Mining, Quarrying, and Oil and Gas Extraction 111.0 15.2% 4.6 Utilities 94.3 13.9% 15.7 Arts, Entertainment, and Recreation 53.8 40.0% 4.9 Other 117.5 (4.9)% 15.2 $3,580 23% 10% 10% 8% 7% 6% 6% 6% 5% 5% 4% 3% 3% 2% 3% % of Total C&I Loans *Amounts may not total due to rounding. 1These segments are based on two-digit NAICS industry divisions. 2Loans to nondepository financial institutions are included within C&I and comprise less than 6% of loans. 98% pass graded. 3Includes Administrative and Support, Waste Management and Remediation Services, and Public Administration.

FirstSun Capital Bancorp | 27 Total Criticized & Nonperforming Loan Overview * Amounts may not total due to rounding. 1 These segments are based on two-digit NAICS industry divisions. 2 Multifamily Real Estate is a component of Real Estate and Rental and Leasing within the two-digit NAICS industry divisions. Criticized Loans by Risk Grade $263.5 $291.7 $311.7 $296.3 $895.2 $94.0 $130.1 $158.9 $143.6 $384.4 $114.9 $91.9 $92.7 $93.3 $320.8 $36.0 $59.9 $58.7 $41.8 $165.6 $18.7 $9.7 $1.4 $17.6 $24.4 4.1% 4.4% 4.7% 4.3% 7.7% Special Mention Substandard - Accruing Substandard - Nonaccrual Doubtful Criticized loans to total loans Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Criticized Loans by Industry $364.0 $127.5 $57.6 $42.3 $41.8 $35.4 $30.8 $30.8 $28.2 $27.3 $24.0 $18.3 $1.9 $65.5 $2.7 $35.9 $20.5 $42.8 $2.7 $26.8 $10.9 $24.7 $16.8 $42.3 $26.8 $13.8 $0.6 $28.8 Q2 2026 Q1 2026 Multifamily Real Estate Real Estate and Rental and Leasing Other Services Transportation and Warehousing Mining, Quarrying, and Oil and Gas Extraction Residential Mortgage Information (Technology, Media and Telecommunications) Professional, Scientific, and Technical Services Manufacturing Construction Healthcare Finance and Insurance Education Services Other 1 ($ in millions) ($ in millions) 2 Q2 2026 Criticized Rollforward ($ in millions) Loan Activity ACL Coverage Q1 2026 Ending Balance $ 296.3 8.71 % First Foundation acquired 455.8 6.85 % Downgrades, net1 143.1 8.29 % Q2 2026 Ending Balance $ 895.2 7.70 % QoQ Change $ 598.9 7.20% • 76% of criticized inflow from acquisition (685bps criticized loan ACL coverage) • Remaining 24% is legacy FirstSun loan inflow (66% of that inflow is NPL) • 7 different NAICS represent 93% of total increase in criticized (multifamily inflow is 60% of the increase) ◦ Criticized multifamily loan wtd avg LTV is 68% • 5 different NAICS represent 96% of the total increase in NPL (and 79% of all NPL at 6/30) --- NPL increase largely concentrated in several larger loans ◦ Multifamily: guarantors, LTV coverage, some specific loss reserve assessment ◦ Three NAICS representing C&I businesses: varying levels of operating shortfalls; some sponsor support, some guarantor, some specific loss reserve assessment ◦ Resi mortgage: expect LTV’s to support carrying values Criticized Overview 1 Downgrades presented net of upgrades, payoffs, paydowns, and charge-offs. Nonperforming Loan Coverage Ratio 20.0% 12.0% 9.0% 12.8% 9.5% Nonperforming Loan ACL to Nonperforming Loans Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 5.0% 10.0% 15.0% 20.0% 25.0%

FirstSun Capital Bancorp | 28 Largest Criticized Loan Categories by NAICS at June 30, 2026 ($ in millions) Largest Nonperforming Loan Categories by NAICS at June 30, 2026 ($ in millions) Total Criticized & Nonperforming Loan Overview (cont’d) 1 These segments are based on two-digit NAICS industry divisions. 2 Multifamily Real Estate is a component of Real Estate and Rental and Leasing within the two-digit NAICS industry divisions. $364.0 $127.5 $57.6 $42.3 $41.8 $35.4 $30.8 Multifamily Real Estate Real Estate and Rental and Leasing Other Services Transportation and Warehousing Mining, Quarrying, and Oil and Gas Extraction Residential Mortgage Information (Technology, Me... and Telecommunications) 1 Criticized Loans by Industry $42.3 $42.8 $38.6 $26.8 $26.8 $24.7 $20.5 $16.8 $13.8 $10.9 $0.6 $28.8 100 60 80 60 80 60 Q1 2026 Product B $— $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 Construction Transportation and Warehousing Real Estate and Rental and Leasing Healthcare Residential Mortgage Professional, Scientific, and Technic... Other Services Manufacturing Finance and Insurance Information (Technology, Media and... Education Services Other 2 Change from Q1 ($ in millions) ACL % (to total Criticized) # RelationshipsFirstSun First Foundation Total $19.7 $341.6 $361.3 5.39% 93 $63.0 $28.6 $91.6 7.18% 24 $10.2 $27.1 $37.3 17.68% 31 ($0.5) $— ($0.5) 1.88% 3 $39.0 $— $39.0 7.21% 2 $1.7 $6.7 $8.4 1.80% 136 $18.3 $1.6 $19.9 13.44% 6 $46.5 $29.1 $28.6 $27.8 $17.6 Multifamily Real Estate Professional, Scientific, and Technical Services Residential Mortgage Information (Technology, Media and Telecommunications) Transportation and Warehousing 1 2 Change from Q1 ($ in millions) FirstSun First Foundation Total ACL % (to total NPL) # Relationships $22.4 $24.1 $46.5 6.00% 6 $28.1 $— $28.1 18.02% 4 $2.1 $3.7 $5.8 0.52% 113 $25.2 $1.6 $26.8 14.33% 4 $17.6 $— $17.6 —% 1 78% of Total Criticized 79% of Total NPL’s

FirstSun Capital Bancorp | 29 ~ 68%2 of Total Deposits are FDIC-Insured Granular Deposit Base1 Customer Base 175,100 Consumer Accounts Granular Deposit Base $40,000 Avg. Account Balance Customer Base 22,700 Commercial Business Accounts Granular Deposit Base $243,000 Avg. Account Balance $13.4 Billion Total Deposits Deposits by State3 $4.0B Texas 22 branches $1.6B Kansas 22 branches $1.2B New Mexico 9 branches $0.7B Colorado 11 branches $0.4B Arizona 4 branches ~ 72%2 of Total Deposits are FDIC-Insured + Collateralized 1As of June 30, 2026. 2Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A. and are estimated. 3Excludes wholesale and internal deposit accounts. $2.9B California 21 branches $0.0B Washington 1 branch $1.4B Florida 7 branches $0.2B Hawaii 1 branch $0.1B Nevada 1 branch

Financial Summary

FirstSun Capital BANCORP

($ in thousands, except per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	As of and for the three months ended				
Net interest income	$ 143,195	$ 82,779	$ 83,461	$ 80,953	$ 78,499
Provision for credit losses	40,400	8,250	6,200	10,100	4,500
Noninterest income	40,948	27,175	26,744	26,333	27,073
Noninterest expense	171,712	75,341	72,041	68,901	68,110
(Loss) income before income taxes	(27,969)	26,363	31,964	28,285	32,962
(Benefit) provision for income taxes	(5,119)	4,780	7,157	5,111	6,576
Net (loss) income	(22,850)	21,583	24,807	23,174	26,386
Adjusted net income[1]	21,021	23,673	26,923	23,412	26,601
Weighted average common shares outstanding, diluted	46,673,555	28,316,608	28,262,530	28,291,778	28,232,319
Diluted (loss) earnings per share	$ (0.49)	$ 0.76	$ 0.88	$ 0.82	$ 0.93
Adjusted diluted earnings per share[1]	0.45	0.84	0.95	0.83	0.94
Return on average total assets	(0.54)%	1.04 %	1.17 %	1.09 %	1.28 %
Adjusted return on average total assets[1]	0.50 %	1.14 %	1.27 %	1.10 %	1.29 %
Pre-tax pre provision return on average assets[1]	0.29 %	1.67 %	1.79 %	1.81 %	1.82 %
Adjusted pre-tax pre provision return on average assets[1]	1.65 %	1.80 %	1.90 %	1.82 %	1.83 %
Return on average tangible stockholders' equity[1]	(4.69)%	8.31 %	9.58 %	9.20 %	10.91 %
Adjusted return on average tangible stockholders' equity[1]	5.86 %	9.10 %	10.38 %	9.30 %	11.00 %
Net interest margin	3.58 %	4.25 %	4.18 %	4.07 %	4.07 %
Efficiency ratio	93.25 %	68.52 %	65.37 %	64.22 %	64.52 %
Adjusted efficiency ratio[1]	61.99 %	66.08 %	63.36 %	64.00 %	64.25 %
Noninterest income to total revenue[2]	22.2 %	24.7 %	24.3 %	24.5 %	25.6 %
Total assets	$ 15,717,985	$ 8,565,123	$ 8,485,162	$ 8,495,437	$ 8,435,861
Loans held-for-sale	140,706	144,407	100,539	85,250	90,781
Loans held-for-investment	11,568,443	6,939,972	6,673,180	6,681,629	6,507,066
Total deposits	13,418,004	7,087,513	7,107,356	7,105,415	7,100,164
Total stockholders' equity	1,837,392	1,175,507	1,153,356	1,127,513	1,095,402
Loan to deposit ratio	86.2 %	97.9 %	93.9 %	94.0 %	91.6 %
Period end common shares outstanding	46,765,434	27,935,888	27,887,337	27,854,764	27,834,525
Book value per share	$ 39.29	$ 42.08	$ 41.36	$ 40.48	$ 39.35
Tangible book value per share[1]	35.16	38.57	37.83	36.92	35.77

[1] *Represents a non-GAAP financial measure.* *See Appendix for Non-GAAP Reconciliation.*

[2] *Total revenue is net interest income plus noninterest income.*

FirstSun Capital Bancorp | 30

Non-GAAP Reconciliation

($ in thousands, except per share amounts)	As of and for the three months ended June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	As of and for the six months ended June 30, 2026	June 30, 2025
Tangible stockholders' equity to tangible assets:							
Total stockholders' equity (GAAP)	$ 1,837,392	$ 1,175,507	$ 1,153,356	$ 1,127,513	$ 1,095,402	$ 1,837,392	$ 1,095,402
Less: Goodwill and other intangible assets							
Goodwill	(102,536)	(93,483)	(93,483)	(93,483)	(93,483)	(102,536)	(93,483)
Other intangible assets	(90,452)	(4,476)	(4,983)	(5,650)	(6,228)	(90,452)	(6,228)
Tangible stockholders' equity (non-GAAP)	$ 1,644,404	$ 1,077,548	$ 1,054,890	$ 1,028,380	$ 995,691	$ 1,644,404	$ 995,691
Total assets (GAAP)	$ 15,717,985	$ 8,565,123	$ 8,485,162	$ 8,495,437	$ 8,435,861	$ 15,717,985	$ 8,435,861
Less: Goodwill and other intangible assets							
Goodwill	(102,536)	(93,483)	(93,483)	(93,483)	(93,483)	(102,536)	(93,483)
Other intangible assets	(90,452)	(4,476)	(4,983)	(5,650)	(6,228)	(90,452)	(6,228)
Tangible assets (non-GAAP)	$ 15,524,997	$ 8,467,164	$ 8,386,696	$ 8,396,304	$ 8,336,150	$ 15,524,997	$ 8,336,150
Total stockholders' equity to total assets (GAAP)	11.69 %	13.72 %	13.59 %	13.27 %	12.99 %	11.69 %	12.99 %
Less: Impact of goodwill and other intangible assets	(1.10)%	(0.99)%	(1.01)%	(1.02)%	(1.05)%	(1.10)%	(1.05)%
Tangible stockholders' equity to tangible assets (non-GAAP)	10.59 %	12.73 %	12.58 %	12.25 %	11.94 %	10.59 %	11.94 %
Tangible stockholders' equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax:							
Tangible stockholders' equity (non-GAAP)	$ 1,644,404	$ 1,077,548	$ 1,054,890	$ 1,028,380	$ 995,691	$ 1,644,404	$ 995,691
Less: Net unrealized losses on HTM securities, net of tax	(3,553)	(3,407)	(3,320)	(3,432)	(4,238)	(3,553)	(4,238)
Tangible stockholders' equity less net unrealized losses on HTM securities, net of tax (non-GAAP)	$ 1,640,851	$ 1,074,141	$ 1,051,570	$ 1,024,948	$ 991,453	$ 1,640,851	$ 991,453
Tangible assets (non-GAAP)	$ 15,524,997	$ 8,467,164	$ 8,386,696	$ 8,396,304	$ 8,336,150	$ 15,524,997	$ 8,336,150
Less: Net unrealized losses on HTM securities, net of tax	(3,553)	(3,407)	(3,320)	(3,432)	(4,238)	(3,553)	(4,238)
Tangible assets less net unrealized losses on HTM securities, net of tax (non-GAAP)	$ 15,521,444	$ 8,463,757	$ 8,383,376	$ 8,392,872	$ 8,331,912	$ 15,521,444	$ 8,331,912
Tangible stockholders' equity to tangible assets (non-GAAP)	10.59 %	12.73 %	12.58 %	12.25 %	11.94 %	10.59 %	11.94 %
Less: Impact of net unrealized losses on HTM securities, net of tax	(0.02)%	(0.04)%	(0.04)%	(0.04)%	(0.04)%	(0.02)%	(0.04)%
Tangible stockholders' equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax (non-GAAP)	10.57 %	12.69 %	12.54 %	12.21 %	11.90 %	10.57 %	11.90 %

FirstSun Capital Bancorp | 31

FirstSun Capital Bancorp | 32 Non-GAAP Reconciliation (cont’d) As of and for the three months ended As of and for the six months ended ($ in thousands, except per share amounts) June 30, 2026 March 31, 2026 December 31, 2025 September 30, 2025 June 30, 2025 June 30, 2026 June 30, 2025 Tangible book value per share: Total stockholders' equity (GAAP) $ 1,837,392 $ 1,175,507 $ 1,153,356 $ 1,127,513 $ 1,095,402 $ 1,837,392 $ 1,095,402 Tangible stockholders' equity (non-GAAP) $ 1,644,404 $ 1,077,548 $ 1,054,890 $ 1,028,380 $ 995,691 $ 1,644,404 $ 995,691 Total shares outstanding 46,765,434 27,935,888 27,887,337 27,854,764 27,834,525 46,765,434 27,834,525 Book value per share (GAAP) $ 39.29 $ 42.08 $ 41.36 $ 40.48 $ 39.35 $ 39.29 $ 39.35 Less: Goodwill and other intangible assets Goodwill (2.19) (3.35) (3.35) (3.36) (3.36) (2.19) (3.36) Other intangible assets (1.94) (0.16) (0.18) (0.20) (0.22) (1.94) (0.22) Tangible book value per share (non-GAAP) $ 35.16 $ 38.57 $ 37.83 $ 36.92 $ 35.77 $ 35.16 $ 35.77 Adjusted net income: Net (loss) income (GAAP) $ (22,850) $ 21,583 $ 24,807 $ 23,174 $ 26,386 $ (1,267) $ 49,955 Add: Adjustments Merger related expenses, net of tax 43,871 2,090 2,116 238 215 45,961 215 Total adjustments, net of tax 43,871 2,090 2,116 238 215 45,961 215 Adjusted net income (non-GAAP) $ 21,021 $ 23,673 $ 26,923 $ 23,412 $ 26,601 $ 44,694 $ 50,170 Adjusted diluted earnings per share: Diluted (loss) earnings per share (GAAP) $ (0.49) $ 0.76 $ 0.88 $ 0.82 $ 0.93 $ (0.03) $ 1.77 Add: Impact of adjustments Merger related expenses, net of tax 0.94 0.08 0.07 0.01 0.01 1.23 0.01 Adjusted diluted earnings per share (non-GAAP) $ 0.45 $ 0.84 $ 0.95 $ 0.83 $ 0.94 $ 1.20 $ 1.78 Adjusted return on average total assets: Return on average total assets (ROAA) (GAAP) (0.54) % 1.04% 1.17% 1.09% 1.28% (0.02) % 1.24 % Add: Impact of adjustments Merger related expenses, net of tax 1.04% 0.10% 0.10% 0.01% 0.01% 0.73% 0.01 % Adjusted ROAA (non-GAAP) 0.50% 1.14% 1.27% 1.10% 1.29% 0.71% 1.25%

Non-GAAP Reconciliation (cont'd)

($ in thousands, except per share amounts)	As of and for the three months ended June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	As of and for the six months ended June 30, 2026	June 30, 2025
Adjusted pre-tax pre provision return on average assets:							
Net income (GAAP)	$ (22,850)	$ 21,583	$ 24,807	$ 23,174	$ 26,386	$ (1,267)	$ 49,955
Add: Income taxes and provision for credit losses							
Income taxes	(5,119)	4,780	7,157	5,111	6,576	(339)	12,692
Provision for credit losses	40,400	8,250	6,200	10,100	4,500	48,650	8,300
PTPP net income (non-GAAP)	$ 12,431	$ 34,613	$ 38,164	$ 38,385	$ 37,462	$ 47,044	$ 70,947
Add: Adjustments							
Merger related expenses	57,559	2,681	2,217	241	285	60,240	285
Adjusted PTPP Net Income (non-GAAP)	$ 69,990	$ 37,294	$ 40,381	$ 38,626	$ 37,747	$ 107,284	$ 71,232
Return on average total assets (ROAA) (GAAP)	(0.54)%	1.04 %	1.17 %	1.09 %	1.28 %	(0.02)%	1.24 %
Add: Impact of income taxes and provision for credit losses							
Income taxes	(0.12)%	0.23 %	0.33 %	0.24 %	0.32 %	(0.01)%	0.31 %
Provision for credit losses	0.95 %	0.40 %	0.29 %	0.48 %	0.22 %	0.77 %	0.21 %
PTPP ROAA (non-GAAP)	0.29 %	1.67 %	1.79 %	1.81 %	1.82 %	0.75 %	1.76 %
Add: Impact of adjustments							
Merger related expenses	1.36 %	0.13 %	0.11 %	0.01 %	0.01 %	0.95 %	0.01 %
Adjusted PTPP ROAA (non-GAAP)	1.65 %	1.80 %	1.90 %	1.82 %	1.83 %	1.70 %	1.77 %
Adjusted pre-tax pre provision diluted earnings (loss) per share							
Weighted average diluted common shares	46,673,555	28,316,608	28,262,530	28,291,778	28,232,319	37,314,285	28,263,943
Diluted (loss) earnings per share (GAAP)	$ (0.49)	$ 0.76	$ 0.88	$ 0.82	$ 0.93	$ (0.03)	$ 1.77
Add: Impact of adjustments							
Merger related expenses	1.23	0.10	0.08	0.01	0.01	1.61	0.01
Adjusted diluted earnings per share (non-GAAP)	0.74	0.86	0.96	0.83	0.94	1.58	1.78
Add: Impact of income taxes and provision for credit losses							
Income taxes	(0.11)	0.17	0.25	0.18	0.24	(0.01)	0.45
Provision for credit losses	0.87	0.29	0.22	0.36	0.16	1.31	0.29
Adjusted PTPP diluted (loss) earnings per share (non-GAAP)	$ 1.50	$ 1.32	$ 1.43	$ 1.37	$ 1.34	$ 2.88	$ 2.52

FirstSun Capital Bancorp | 33

Non-GAAP Reconciliation (cont'd)

($ in thousands, except per share amounts)	As of and for the three months ended June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	As of and for the six months ended June 30, 2026	June 30, 2025
Adjusted return on average stockholders' equity							
Return on average stockholders' equity (ROAE) (GAAP)	(4.92)%	7.47 %	8.58 %	8.22 %	9.74 %	(0.17)%	9.39 %
Add: Impact of adjustments							
Merger related expenses, net of tax	9.44 %	0.73 %	0.73 %	0.09 %	0.08 %	6.10 %	0.04 %
Adjusted ROAE (non-GAAP)	4.52 %	8.20 %	9.31 %	8.31 %	9.82 %	5.93 %	9.43 %
Return on average tangible stockholders' equity:							
Return on average stockholders' equity (ROAE) (GAAP)	(4.92)%	7.47 %	8.58 %	8.22 %	9.74 %	(0.17)%	9.39 %
Add: Impact from goodwill and other intangible assets							
Goodwill	(0.57)%	0.69 %	0.81 %	0.81 %	0.98 %	(0.02)%	0.97 %
Other intangible assets	0.80 %	0.15 %	0.19 %	0.17 %	0.19 %	0.55 %	0.19 %
Return on average tangible stockholders' equity (ROATE) (non-GAAP)	(4.69)%	8.31 %	9.58 %	9.20 %	10.91 %	0.36 %	10.55 %
Adjusted return on average tangible stockholders' equity:							
Return on average tangible stockholders' equity (ROATE) (non-GAAP)	(4.69)%	8.31 %	9.58 %	9.20 %	10.91 %	0.36 %	10.55 %
Add: Impact of adjustments							
Merger related expenses, net of tax	10.55 %	0.79 %	0.80 %	0.10 %	0.09 %	6.75 %	0.04 %
Adjusted ROATE (non-GAAP)	5.86 %	9.10 %	10.38 %	9.30 %	11.00 %	7.12 %	10.60 %
Adjusted total noninterest expense:							
Total noninterest expense (GAAP)	$ 171,712	$ 75,341	$ 72,041	$ 68,901	$ 68,110	$ 247,053	$ 130,832
Less: Adjustments:							
Merger related expenses	(57,559)	(2,681)	(2,217)	(241)	(285)	(60,240)	(285)
Total adjustments	(57,559)	(2,681)	(2,217)	(241)	(285)	(60,240)	(285)
Adjusted total noninterest expense (non-GAAP)	$ 114,153	$ 72,660	$ 69,824	$ 68,660	$ 67,825	$ 186,813	$ 130,547
Adjusted efficiency ratio:							
Efficiency ratio (GAAP)	93.25 %	68.52 %	65.37 %	64.22 %	64.52 %	84.00 %	64.84 %
Less: Impact of adjustments							
Merger related expenses	(31.26)%	(2.44)%	(2.01)%	(0.22)%	(0.27)%	(20.48)%	(0.14)%
Adjusted efficiency ratio (non-GAAP)	61.99 %	66.08 %	63.36 %	64.00 %	64.25 %	63.52 %	64.70 %

FirstSun Capital Bancorp | 34

Non-GAAP Reconciliation (cont'd)

FirstSun Capital BANCORP

($ in thousands, except per share amounts)	As of and for the three months ended June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	As of and for the six months ended June 30, 2026	June 30, 2025
Adjusted loan growth							
Total loans (GAAP)	$ 11,568,443	$ 6,939,972	$ 6,673,180	$ 6,681,629	$ 6,507,066	$ 11,568,443	$ 6,507,066
Less: Acquired loans at date of merger, net of purchase accounting discounts	(6,068,491)	—	—	—	—	(6,068,491)	—
Add: Loans downsized	1,334,483	—	—	—	—	1,334,483	—
Total loans, excluding acquired loans, net of downsizing (non-GAAP)	$ 6,834,435	$ 6,939,972	$ 6,673,180	$ 6,681,629	$ 6,507,066	$ 6,834,435	$ 6,507,066
Adjusted deposit growth							
Total deposits (GAAP)	$ 13,418,004	$ 7,087,513	$ 7,107,356	$ 7,105,415	$ 7,100,164	$ 13,418,004	$ 7,100,164
Less: Acquired deposits at date of merger, net of purchase accounting discounts	(8,772,082)	—	—	—	—	(8,772,082)	—
Add: Deposits downsized	2,525,448	—	—	—	—	2,525,448	—
Total deposits, excluding acquired deposits, net of downsizing (non-GAAP)	$ 7,171,370	$ 7,087,513	$ 7,107,356	$ 7,105,415	$ 7,100,164	$ 7,171,370	$ 7,100,164

($ in thousands)	As of and for the twelve months ended June 30, 2026	June 30, 2025	June 30, 2024	June 30, 2023	June 30, 2022
Credit adjusted net interest margin:					
Net interest income (GAAP)	$ 390,388	$ 306,182	$ 289,184	$ 289,714	$ 180,286
Less: Net charge-off's	(67,042)	(15,117)	(26,477)	(281)	(351)
Credit adjusted net interest income (non-GAAP)	$ 323,346	$ 291,065	$ 262,707	$ 289,433	$ 179,935
Average earning assets	$ 9,928,602	$ 7,518,332	$ 7,092,350	$ 6,687,566	$ 5,667,767
Net interest margin (GAAP)	4.02 %	4.08 %	4.07 %	4.33 %	3.16 %
Impact from net charge-offs to average earning assets	0.58 %	0.19 %	0.37 %	0.01 %	0.02 %
Credit adjusted net interest margin (non-GAAP)	3.44 %	3.89 %	3.70 %	4.32 %	3.14 %
Net interest margin (GAAP)					
1 year average (Q2 2025 - Q2 2026)	4.02 %				
3 year average (Q3 2023 - Q2 2026)	4.06 %				
5 year average (Q3 2021 - Q2 2026)	3.93 %				
Credit adjusted net interest margin (non-GAAP)					
1 year average (Q2 2025 - Q2 2026)	3.44 %				
3 year average (Q3 2023 - Q2 2026)	3.68 %				
5 year average (Q3 2021 - Q2 2026)	3.70 %				

FirstSun Capital Bancorp | 35